Exhibit 23.2

Our Ref.: HG/IC/C960/ABA4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors
Changda International Holdings Inc.

We hereby consent to your incorporation of our audit report dated March 31, 2010 relating to the consolidated financial statements of Changda International Holdings, Inc. as of and for the years ended December 31, 2009 and 2008, and the reference to us under the caption "Experts" in the Amendment No. 1 to Form S-1 of Changda International Holdings Inc. dated May 14, 2010.

/s/ MAZARS

Certified Public Accountants

Hong Kong

Date: May 14, 2010